UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 1, 2016

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016, Matthew Sydney notified HealthEquity, Inc. (the “Company”) of his decision to resign as the Executive Vice President of Sales and Marketing of the Company, in order to pursue an outside opportunity. His resignation will be effective on November 18, 2016. Mr. Sydney’s resignation did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices. Steve Neeleman, the Company’s Vice Chairman and founder, will provide executive oversight of the sales and marketing department during the transition period until Mr. Sydney’s permanent replacement is hired.

Item 7.01     Regulation FD Disclosure

The Company’s news release announcing these events is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated under this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01     Financial Statements and Exhibits

Exhibit No.    Description

99.1	News release dated November 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: November 4, 2016	By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit no.	Description
99.1	News release dated November 4, 2016